UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event report)  May 12, 2003

Severn Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	0-49731	52-1726127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1919A West Street, Annapolis, Maryland		21401
(Address of principal executive offices)		(Zip Code)

410-268-4554
(Registrant’s telephone number, including area code)

(Former name or former address, if change since last report)

Item 5.                    Other Events.

Dimitri Sfakiyanudis has resigned as a director of the registrant effective May 12, 2003 to pursue other interests.  The registrant intends to find a replacement for Mr. Sfakiyanudis.  There were no disagreements between the Director and the Company on any matter relating to the Company’s operations, policies or practices or any other matter.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Severn Bancorp, Inc.

Dated:	May 12, 2003	By:	/s/ Alan J. Hyatt
Alan J. Hyatt, President